Registration No. 33-84894
                                                          Rule 424(b)(3)

          SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED OCTOBER 30, 1995

                    MLCC Mortgage Investors, Inc., Seller
            Mortgage Loan Asset Backed Pass-Through Certificates,
                            Series 1995B, Class A

                       MERRILL LYNCH CREDIT CORPORATION
                               Master Servicer
_____________________________________________________________________________

     On November 2, 1995, the Mortgage Loan Asset Backed Pass-Through Certificates, Series 1995B, Class A (the "Offered Certificates") were issued in an approximate original aggregate principal amount of $389,312,848. The Offered Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of October 1, 1995 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Program--Delinquency and Loan Loss Experience" on page S-27 and S-28 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

                                    1995 B

         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)

                              December 31, 1997        December 31, 1996         December 31, 1995
                           ------------------------  -----------------------  ------------------------
                            Number of                Number of                Number of
                           PrimeFirst    Principal   PrimeFirst   Principal   PrimeFirst   Principal
                              Loans       Amount       Loans       Amount       Loans        Amount
                           ------------  ----------  -----------  ----------  -----------  -----------
PrimeFirst Loans
  Outstanding . . . . . .        14,159  $5,302,950       11,054  $4,331,131        8,272   $3,536,761
Delinquency Period
  30-59 Days  . . . . . .           183  $   66,254          180  $   84,297          127   $   56,370
  60-89 Days  . . . . . .            26      18,544           19       6,583           13        7,917
  90 Days or More*  . . .            24      18,072           29      27,590           44       45,749
                           ------------  ----------  -----------  ----------  -----------  -----------
     Total Delinquency  .           233  $  102,870          228  $  118,470          184   $  110,036
                           ============  ==========  ===========  ==========  ===========  ===========

Delinquencies as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         1.65%       1.94%        2.06%       2.74%        2.22%        3.11%

Foreclosures  . . . . . .            39     $47,396           29  $   39,100           28   $   38,209

Foreclosures as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         0.28%       0.89%        0.26%       0.90%        0.34%        1.08%

_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)

                                                 Year Ended        Year Ended          Year Ended
                                             December 31, 1997  December 31, 1996  December 31, 1995
                                             ------------------ -----------------  -------------------
Average Principal Balance of
  PrimeFirst Loan Portfolio . . . . . . . .          $4,817,041        $3,933,946           $3,444,045
Average Number of PrimeFirst
  Loans Outstanding
  During the Period . . . . . . . . . . . .              12,607             9,663                7,944

Gross Charge-offs . . . . . . . . . . . . .         $     5,363       $     6,157          $     1,840
Recoveries  . . . . . . . . . . . . . . . .         $        99       $         0          $         0
                                             ------------------ -----------------  -------------------
Net Charge-offs . . . . . . . . . . . . . .         $     5,264       $     6,157          $     1,840
                                             ================== =================  ===================
Net Charge-offs as a Percent
  of Average Principal
  Balance Outstanding . . . . . . . . . . .               0.11%             0.16%                0.05%


     The first two tables set forth after the second paragraph under the heading "MLCC and its Mortgage Program-Delinquency and Loan Loss Experience" on pages S-28 and S-29 of the Prospectus Supplement are hereby updated, in their entirety as follows:

                                    1995 B

              REVOLVING CREDIT LINE LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                        As of December 31,
                            --------------------------------------------------------------------------
                               1992         1993        1994        1995         1996         1997
                            ----------  ----------  ----------  ----------   -----------    ----------
Number of revolving
  credit line
  loans serviced  . . . .       15,084      13,839      15,598      25,056        28,368        31,395
Aggregate loan balance
  of revolving credit       $1,062,930  $1,037,427  $1,079,693  $1,293,483    $1,353,800    $1,387,217
  line loans serviced . .
Loan balance of
  revolving credit
  line loans
  2 months delinquent . .   $    3,717  $    5,161  $    5,358  $    8,447    $    8,292    $    5,450
Loan balance of
  revolving credit
  line loans 3 months
  or more delinquent  . .   $   18,751  $   17,508  $   22,989  $   33,763    $   39,508    $   44,104
Total of 2 months or
  more delinquent as a
  percentage of
  aggregate loan
  balance of revolving
  credit line loans . . .        2.11%       2.19%       2.63%       3.26%         3.53%         3.57%


                  REVOLVING CREDIT LINE LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                        As of December 31,
                            --------------------------------------------------------------------------
                               1992         1993        1994        1995         1996         1997
                            ----------  ----------  ----------  ----------   -----------    ----------
Number of revolving
  credit line loans
  serviced  . . . . . . .       15,084      13,839      15,598       25,056       28,368        31,395
Aggregate loan balance
  of revolving credit
  line loans serviced . .   $1,062,930  $1,037,427  $1,079,693   $1,293,483   $1,353,800    $1,387,217
For the Period:
  Gross Charge-offs
    dollars . . . . . . .   $    1,447   $   3,153  $    1,118   $    3,700   $    1,860    $    4,269
  Percentage(1) . . . . .        0.14%       0.30%       0.10%        0.29%        0.14%         0.31%

_____________
    (1) As a percentage of aggregate balance of revolving credit line loans serviced.

     Additionally, the information contained in the table entitled "Range of Cut-Off Date Principal Balances" under the heading "The Mortgage Pool" on page S-19 of the Prospectus Supplement and the tables entitled "Prime Index Mortgage Loan Margins", "One-Month LIBOR Index Mortgage Loan Margins", "Six-Month LIBOR Index Mortgage Loan Margins" and "One-Year Treasury Index Mortgage Loan Margins" on page S-22 of the Prospectus Supplement are hereby updated to indicate, as of December 31, 1997, the Mortgage Loan Balances and margins of the Mortgage Loans:

                                    1995 B

             RANGE OF PRINCIPAL BALANCES AS OF DECEMBER 31, 1997

                                                                                     % of Mortgage
                                                     Number of       Principal          Loans by
            Range of Principal Balances           Mortgage Loans      Balance      Principal Balance
------------------------------------------------- -------------- ---------------   -----------------
$    0.00-          49,999.99   . . . . . . . . .          6     $   179,001.25            0.06%
$    50,000.00-     54,999.99 . . . . . . . . . .          1          52,000.00            0.02
$    55,000.00-     59,999.99 . . . . . . . . . .          2         113,242.25            0.04
$    60,000.00-     74,999.99 . . . . . . . . . .         13         895,578.91            0.30
$    75,000.00-     99,999.99 . . . . . . . . . .         32       2,865,560.61            0.97
$    100,000.00-    149,999.99  . . . . . . . . .         97      12,056,271.98            4.08
$    150,000.00-    199,999.99  . . . . . . . . .         79      13,644,134.02            4.62
$    200,000.00-    249,999.99  . . . . . . . . .         70      15,661,303.50            5.30
$    250,000.00-    299,999.99  . . . . . . . . .         50      13,702,295.01            4.64
$    300,000.00-    349,999.99  . . . . . . . . .         52      16,804,800.82            5.69
$    350,000.00-    399,999.99  . . . . . . . . .         41      15,351,729.78            5.20
$    400,000.00-    449,999.99  . . . . . . . . .         33      13,974,658.12            4.73
$    450,000.00-    499,999.99  . . . . . . . . .         19       9,060,855.13            3.07
$    500,000.00-    549,999.99  . . . . . . . . .         10       5,190,161.07            1.76
$    550,000.00-    599,999.99  . . . . . . . . .         12       7,001,973.91            2.37
$    600,000.00-    649,999.99  . . . . . . . . .         12       7,447,188.87            2.52
$    650,000.00-    699,999.99  . . . . . . . . .         13       8,818,014.73            2.98
$    700,000.00-    749,999.99  . . . . . . . . .          9       6,586,907.50            2.23
$    750,000.00-    799,999.99  . . . . . . . . .          7       5,422,663.04            1.84
$    800,000.00-    849,999.99  . . . . . . . . .          5       4,148,656.20            1.40
$    850,000.00-    899,999.99  . . . . . . . . .         10       8,817,568.98            2.98
$    900,000.00-    949,999.99  . . . . . . . . .          5       4,649,604.72            1.57
$    950,000.00-    999,999.99  . . . . . . . . .         16      15,921,104.67            5.39
$    1,000,000.00-  1,099,999.99  . . . . . . . .         18      18,565,834.02            6.27
$    1,100,000.00-  1,199,999.99  . . . . . . . .         11      12,511,716.70            4.23
$    1,200,000.00-  1,299,999.99  . . . . . . . .          4       4,887,000.00            1.65
$    1,300,000.00-  1,399,999.99  . . . . . . . .          3       4,100,933.45            1.39
$    1,400,000.00-  1,499,999.99  . . . . . . . .          6       8,693,339.22            2.94
$    1,500,000.00-  1,599,999.99  . . . . . . . .          7      10,757,540.98            3.64
$    1,600,000.00-  1,699,999.99  . . . . . . . .          5       8,189,087.44            2.77
$    1,800,000.00-  1,899,999.99  . . . . . . . .          2       3,600,000.00            1.22
$    1,900,000.00-  1,999,999.99  . . . . . . . .          2       3,899,108.75            1.32
$    2,000,000.00-  2,099,999.99  . . . . . . . .          3       6,000,000.00            2.03
$    2,200,000.00-  2,299,999.99  . . . . . . . .          2       4,450,000.00            1.51
$    2,400,000.00-  2,499,999.99  . . . . . . . .          1       2,499,869.80            0.85
$    2,600,000.00-  2,699,999.99  . . . . . . . .          1       2,625,000.00            0.89
$    2,800,000.00-  2,899,999.99  . . . . . . . .          1       2,849,253.29            0.96
$    3,000,000.00 or Higher . . . . . . . . . . .          4      13,497,237.06            4.57
                                                  -------------- ---------------   -----------------
     TOTALS . . . . . . . . . . . . . . . . . . .        664    $295,491,195.78          100.00%
                                                  ============== ===============   =================


                                    1995 B

          PRIME INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                                   % of Such
                       Number of                                               Mortgage Loans by
     Margin         Mortgage Loans            Principal Balance                Principal Balance
--------------      --------------            -----------------                -----------------
    -0.875%                1                  $    600,000.00                          4.82%
    -0.750%                2                     1,650,000.00                         13.26
    -0.500%                2                     1,452,500.00                         11.68
    -0.250%                7                     3,888,796.77                         31.27
     0.000%                4                     3,088,972.77                         24.83
     0.250%                9                     1,166,589.12                          9.38
     0.500%                2                       278,596.59                          2.24
     0.750%                2                       313,646.14                          2.52
                    --------------            -----------------                -----------------
     TOTALS               29                   $12,439,101.39                        100.00%
                    ==============            =================                =================


        ONE-MONTH LIBOR MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                                   % of Such
                       Number of                                               Mortgage Loans by
     Margin         Mortgage Loans            Principal Balance                Principal Balance
--------------      --------------            -----------------                -----------------
     1.125%                2                 $   1,996,416.27                          1.18%
     1.250%                3                     1,909,257.94                          1.13
     1.375%               14                    19,126,140.64                         11.34
     1.500%                5                     4,331,125.45                          2.57
     1.625%               24                    18,200,477.15                         10.79
     1.750%               17                    12,362,170.04                          7.33
     1.875%               87                    57,244,415.97                         33.93
     2.000%               19                    11,239,432.78                          6.66
     2.125%               71                    23,464,073.23                         13.91
     2.250%               11                     4,686,030.91                          2.78
     2.375%               60                    10,095,860.79                          5.99
     2.500%                2                       328,996.78                          0.20
     2.625%               26                     3,430,085.56                          2.03
     2.875%                2                       270,982.58                          0.16
                    --------------            -----------------                -----------------
     TOTALS              343                  $168,685,466.09                        100.00%
                    ==============            =================                =================


                                    1995 B

     SIX-MONTH LIBOR INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                                Percent of Such
                       Number of                                               Mortgage Loans by
     Margin         Mortgage Loans            Principal Balance                Principal Balance
--------------      --------------            -----------------                -----------------
     1.000%                1                $      300,000.00                          0.28%
     1.125%                1                       600,000.00                          0.56
     1.250%                1                       300,000.00                          0.28
     1.375%                1                       385,000.00                          0.36
     1.500%               15                    17,827,848.06                         16.77
     1.625%               16                    11,322,409.92                         10.65
     1.750%               49                    23,597,701.16                         22.22
     1.875%               12                    11,131,368.73                         10.47
     2.000%               53                    21,861,711.02                         20.57
     2.125%                4                     2,885,545.60                          2.72
     2.250%               59                     9,765,621.19                          9.19
     2.375%                1                       875,000.00                          0.82
     2.500%               34                     4,485,316.08                          4.22
     2.625%                2                       112,069.59                          0.11
     2.750%                8                       830,047.91                          0.78
                    --------------            -----------------                -----------------
      TOTALS             257                  $106,279,639.26                        100.00%
                    ==============            =================                =================


    ONE-YEAR TREASURY INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                                Percent of Such
                       Number of                                               Mortgage Loans by
     Margin         Mortgage Loans            Principal Balance                Principal Balance
--------------      --------------            -----------------                -----------------
     1.000%                1                  $   360,000.00                           4.45%
     1.500%                1                      599,937.13                           7.42
     1.875%                6                    1,565,884.16                          19.36
     2.000%                3                    1,749,761.28                          21.64
     2.125%                2                      532,850.14                           6.59
     2.250%                3                      339,120.00                           4.19
     2.375%                3                      730,297.72                           9.03
     2.500%               10                    1,300,832.14                          16.09
     2.625%                2                      388,984.28                           4.81
     2.750%                4                      519,322.19                           6.42
                    --------------            -----------------                -----------------
      TOTALS              35                   $8,086,989.04                         100.00%
                    ==============            =================                =================

                             ____________________

               The date of this Supplement is April 13, 1998.